                                                                  EXHIBIT 10.20


                              TRIPLE NET SUBLEASE


        THIS SUBLEASE (this "Sublease") is dated for reference purposes as of April 1, 2002 (the "Execution Date") and is made by and between TERAYON COMMUNICATION SYSTEMS, INC., a Delaware corporation ("Sublessee"); and HEWLETT-PACKARD COMPANY , a Delaware corporation ("Sublessor").

                                 R E C I T A L S

        This Sublease is made with reference to the following facts:

        A. Sobrato Interests III, a California limited partnership, as landlord, and VeriFone, Inc., a California corporation, as tenant, entered into that certain Lease dated as of September 18, 1996 (the "Master Lease") with respect to that certain five (5) story steel frame office building located at the intersection of Tasman and Great America, Santa Clara, California, more commonly known as 4988 Great America Parkway. A copy of the Master Lease is attached hereto as Exhibit "A" and incorporated by reference herein. Sublessor is currently the tenant under the Master Lease, having acquired the tenant's interest in the Master Lease pursuant to an Assignment and Assumption of Tenant's Interest in the Lease. Sobrato Development Companies #961, a California limited partnership (the "Master Lessor") is the landlord under the Master Lease.

        B. As defined in the Master Lease, the Premises encompasses the entire 5 story steel frame building (consisting of approximately 140,965 square feet), and the 6.01 acre



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

parcel on which the building is located (more particularly described in Exhibit "A" attached hereto) including on-grade parking for 480 cars, and the appurtenances.

        C. Sublessee wishes to sublease the entire Premises from Sublessor, and Sublessor wishes to sublease the entire Premises to Sublessee all on the terms and conditions contained herein.

        Accordingly, in consideration of the mutual promises contained herein and for other good and valuable consideration, receipt of which is hereby acknowledged, the parties hereto agree as follows:

        1. Premises: Sublessor hereby subleases to Sublessee, and Sublessee hereby subleases from Sublessor the Premises. All capitalized terms in this Sublease (including without limitation, in the Recitals) shall have the meaning ascribed to them in the Master Lease unless otherwise defined herein.

        2. Term

           2.1 Term: The term (the "Term") of this Sublease shall be for a period commencing on the third (3rd) business day after satisfaction of both conditions precedent contained in Section 10, below (the "Commencement Date"). At the request of either party, the parties shall sign a confirmation of the Commencement Date. The Term shall end (the "Expiration Date") without notice, on the first to occur of: (i) October 31, 2009; (ii) the date on which this Sublease is sooner terminated pursuant to its terms; and (iii) subject to
Section 18.4, below, the date on which Master Lease is terminated pursuant to its terms.

           2.2 No Option to Extend: Sublessee hereby acknowledges that: (i) Sublessor does not have any obligation to extend the Term of the Master Lease, and (ii) Sublessee must vacate the Premises fully and completely on or before October 31,2009.

           2.3 Early Occupancy: If prior to the Commencement Date, Master Lessor's written consent to this Sublease has been obtained, and if both conditions precedent contained in Section 10, below, have been fully satisfied, and if Sublessee has delivered the Letter of Credit to Sublessor in compliance with the terms of Section 12, below, then Sublessee shall have the right to occupy the Premises (including the right to install equipment, furniture and tenant improvements but at all times subject to the requirements of this Sublease, including without limitation Sublessor and Master Lessor review and consent of Sublessee's plans and specifications with respect to the tenant improvements) prior to the Commencement Date on all of the terms and conditions contained in this Sublease (including, without limitation, Sublessee's insurance requirements under Section 12C of the Master Lease as incorporated herein) except that Sublessee shall not be required to pay Base Monthly Rent or Sublessee Additional Rent for the period from occupancy to the Commencement Date, and except that Sublessor shall have the right, through June 1, 2002 to occupy the Premises along with Sublessee in order for Sublessor to complete the work described on Exhibit "C" attached hereto. In so completing its work, Sublessor shall not unreasonably interfere with Sublessee's work, provided that if Sublessor is delayed by reason of its obligation not to unreasonably interfere, Sublessor shall be afforded such additional time to complete its work. Sublessor and Sublessee shall reasonably cooperate with each other during the period through June 1,2002 to allow Sublessor to complete the Exhibit "C" work. Notwithstanding the foregoing, Sublessee shall have the right to prior to the Commencement Date to walk through and inspect the Premises with its contractors prior to taking early occupancy under this Section 2.3. The first date prior to the Commencement Date on which Sublessee takes early occupancy of all or any part of the Premises (which shall not include any pre-Commencement Date walk through or inspection of the Premises by Sublessee) under this Section 2.3 is herein called the "Early Occupancy Date."

        3. Rent

           3.1 Base Rent: Sublessee shall pay to Sublessor as base monthly rent ("Base Rent" or "Base Monthly Rent") for the Premises the following amounts:

From Commencement Date to the sixty-first (61st) day thereafter $0 (no Base
Rent)

Sixty-second (62nd) day following Commencement Date to 3/31/03 $140,965.00 per month ($1.00/rsf per month NNN)

4/1/03 to 3/31/06        $190,302.75 per month ($1.35/rsf per month NNN

4/1/06 to 10/31/09       $253,737.00 per month ($1.80/rsf per month NNN)

Sublessor and Sublessee agree that for all purposes under this Sublease, the Premises contains One Hundred Forty Thousand Nine Hundred Sixty Five (140,965) square feet of rentable area. Base Rent shall be paid in advance on or before the first (1st) day of each month. Base Rent and Sublessee Additional Rent for any partial month shall be prorated based on a thirty (30) day month.


           3.2 Payment of First Months Rent: On the first to occur of the Commencement Date and the Early Occupancy Date, Sublessee shall pay to Sublessor the sum of One Hundred Forty Thousand Nine Hundred Sixty Five Dollars ($140,965.00), which shall be applied to Base Rent for the first full calendar month following the sixty-first (61st) day after the Commencement Date. If the sixty-second (
62nd) day after the Commencement Date is not the first day of a calendar month, then on the Commencement Date, Sublessee shall also pay to Sublessor the Base Rent for the fractional month running from said 62nd day until the last day of the calendar month in which said 62nd day falls.


           3.3 Additional Rent:

        (a) This Sublease is a triple net lease and it is the intent of the parties hereto that Sublessor shall have no costs, expenses or payments whatsoever in connection with the Premises or the Master Lease (irrespective of whether or not the amounts are due under provisions of the Master Lease which are not incorporated herein) except as specifically listed in this Section 3.3, below. Accordingly, in addition to Base Rent, except as set forth in this
Section 3.3, Sublessee shall pay to Sublessor all rent, costs, expenses, payments and charges whatsoever, as and when due (or claimed due by Master Lessor from Sublessor) under the Master Lease (all such amounts are herein collectively called "Sublessee Additional Rent"), including without limitation:
(1) real estate taxes relating to the Premises (whether or not Section 13 of the Master Lease is incorporated into this Sublease), (2) insurance premiums (whether or not Section 12B of the Master Lease is incorporated into this Sublease), (3) expenses of maintaining the common areas in the Project (whether or not the relevant Master Lease sections are incorporated into this Sublease). Notwithstanding anything to the contrary contained herein, Sublessee shall not be responsible or liable for any Sublessee Additional Rent which: (1) arises from the negligence or willful misconduct of Sublessor; (2) arises from an injury to any person in or about the Premises which occurred prior to the Commencement Date or, the Early Occupancy Date, if applicable (provided that liability for any injury to any person in or about the Premises between the Early Occupancy Date and the Commencement Date shall be equitably proportioned between Sublessor and Sublessee); (3) arises from a breach, default or violation (collectively, a "Breach") of the Master Lease by Sublessor (unless such Breach is a result of a Breach under this Sublease by Sublessee [including, without limitation, the failure of Sublessee to pay any sums as and when due hereunder], or by any person or party other than Sublessor, or its agents, contractors or employees); (4) represents the amount, if any, by which base monthly rental due under the Master Lease exceeds the Base Rent due under this Sublease (the "Base Rent Difference"); (5) is a late fee, charge or interest for which Sublessee is not responsible as further described below in this Section 3.3; or (6) exceeds the amounts payable by Sublessor under the Master Lease.

        (b) Sublessor shall use commercially reasonable efforts to promptly notify Sublessee of any amounts of Sublessee Additional Rent which are due or claimed by Master Lessor to be due, but in no event more than twenty-one (21) days after Sublessor receives notice of same, and such amounts shall be payable to Sublessor within ten (10) days of notice to Sublessee. Sublessee shall not be liable for any late fees, charges or interest on amounts payable under the Master Lease (other than Base Rent) if Sublessor fails to deliver such notice to Sublessee five (5) days before the date on which such late fee or charge or interest is to be initially assessed under the Master Lease.

        (c) If Sublessee has actually paid to Sublessor any payments of Sublessee Additional Rent for which Master Lessor refunds any amounts to Sublessor, then Sublessor shall promptly pay to Sublessee the refunded amounts.

        (d) Sublessee Additional Rent, Base Rent, and all other charges or sums due under or by reason of this Sublease are collectively referred to herein as "Rent" or as "rent." Sublessee's obligations to pay Rent as provided herein, and Sublessor's obligation to refund overpayments to Sublessee under Section 3.3(c) hereof, shall survive the termination or expiration of this Sublease.

           3.4 Payments of Rent: Rent for any period during the Term hereof which is for less than one month of the Term shall be a pro rata portion of the monthly installment based on a 30-day month. Base Rent shall be payable without notice or demand and all Rent shall be payable without any deduction, offset, or abatement, in lawful money of the United States of America. Base Rent shall be paid on the first day of each month from and after the first day of the first full calendar month following the sixty-first (61st) day after the Commencement Date (provided that the first fractional and full month' s Base Rent shall be paid on the Commencement Date) directly to Sublessor at Hewlett-Packard Company, c/o Cushman & Wakefield of California, Inc., One Maritime Plaza, Suite 900, San Francisco, CA 94111, Attention: Shannon Finley, or at such other address as may be designated in writing by Sublessor.

        4. Master Lease:

           4.1 Incorporation of Master Lease: The terms, conditions and respective obligations of Sublessor and Sublessee to each other under this Sublease shall be the terms of the Master Lease, except as modified in this
Section 4, or as otherwise set forth in this Sublease, and except that: (a) wherever in the Master Lease the word "Tenant" appears, for the purposes of this Sublease, the word "Sublessee" shall be substituted; (b) wherever in the Master Lease the word "Lease" appears, for the purposes of this Sublease, the word "Sublease" shall be substituted; and ( c ) wherever in the Master Lease the word "Landlord" appears, for the purposes of this Sublease, the word "Sublessor" shall be substituted. Sublessee hereby acknowledges that it has read and is familiar with the terms of the Master Lease and agrees that this Sublease is subordinate and subject to the Master Lease, and that any termination of the Master Lease shall likewise terminate this Sublease, except to the extent that Master Lessor properly exercises its option under Section 23 of the Master Lease to create a direct landlord-tenant relationship between Master Lessor and Sublessee.

           4.2 Time Allowances: Consents: With respect to any obligation of Sublessee to be performed under this Sublease, and unless a time limit is expressed herein, wherever the Master Lease grants to Sublessor a specified number of days to perform its obligations under the Master Lease, except as otherwise provided herein, Sublessee shall have the same number of days to perform the obligation. including, without limitation, curing any defaults.

           4.3 Master Lease Deletions: With respect to the rights and obligations of Sublessor and Sublessee under this Sublease, all sections of the Master Lease are included, except for the following Sections which are deleted and are not operative as between Sublessor and Sublessee: Sections 1; 2; 4; 5; 7; 11B; 11C; that portion of the second sentence of Section 11D beginning with "upon receipt of written notice..." and ending with "...repair the same promptly, but"; Sections 11E; 12B; 13; the second and third paragraphs of Section 17; Sections 18A; 18E; subsection (ii) in the second paragraph of Section 19; the first and last sentences of Section 20; Sections 23; 24; the second paragraph of Section 25; the clause beginning with "including remediation" and ending with "responsibility of Landlord" in Section 27(v); 28; 29B; 30; 31; that portion of the first sentence of Section 32 beginning with "provided, that the holder..." and ending with "...cure periods) under the terms of the Lease."; that portion of the third sentence of Section 32 beginning with "provided, only that Holder..." and ending with "...observed and performed by Tenant."; the second paragraph of Section 32; Sections 37; 38; 39; 40; 41; 42; 43; 44 and Exhibits B, C, D and E.

           4.4 Master Lease Modification: With respect to the rights and obligations of Sublessor and Sublessee under this Sublease, the sections of the Master Lease which are operative as between Sublessor and Sublessee are modified as follows:

           (a) The references to "Landlord" in the following Sections shall mean both "Sublessor" and "Master Lessor": Sections 3; 9; 10 (provided that under the second "(ii)" in Section 10, security need be provided to Master Lessor only); the first two references to Landlord in Section 11D; 12C ( except that the term "Landlord's lender" shall only mean Master Lessor's lender); Sections 18B; 18C; 18D ( except that the term "Lender" shall only mean Master Lessor's lender); 18F; 20; 27 (provided that, except in the case of emergency, Sublessor shall use reasonable efforts to minimize disturbances to Sublessee in the event Sublessor enters the Premises under Section 27 of the Master Lease as incorporated herein); 32; and 36.

           (b) Section 11A is hereby amended to provide that the term "Tenant Improvements" shall mean all improvements made to the Premises by any tenant or occupant thereof, whether before the Term of this Sublease, or during the Term of this Sublease, except for those Changes which are removed by Sublessor under
Section 11.3 of this Sublease.

           (c) Section 29 A is hereby amended by changing both references to "ten (10) days" to "twelve (12) days". It is the intention of both Sublessor and Sublessee with respect to the amendment made herein, that Sublessee shall receive from Sublessor an answer to its properly documented request (together with funds in the amount of the fees allowed to Master Lessor) for consent with respect to any proposed sublease or assignment within twelve (12) days after submission of the request by Sublessee to Sublessor. Sublessor shall deliver any such request for consent and all accompanying documentation and funds to Master Lessor within three (3) days of Sublessor's receipt thereof.

           (d) Section 8 is hereby amended by deleting the first sentence, and by changing the reference to "Article 34" to "Article 15 of the Sublease," and the references in Section 8 to "Commencement Date" shall mean the commencement date of the Master Lease.

        4.5 Damage: Condemnation: Should the Premises, or any other property be damaged or destroyed by any cause, in whole or in part, or taken in whole or in part by any governmental authority in condemnation or otherwise, Sublessor shall have no obligation whatsoever to rebuild, repair or restore any of same. In any of such events: (i) the Sublease shall remain in effect so long as the Master Lease remains in effect, (ii) Rent shall be abated as between Sublessor and Sublessee in the same manner, if any, as it is abated under the Master Lease, (iii) this Sublease shall terminate if and when the Master Lease is terminated; (iv) Sublessor shall have no obligations except as provided in Section 18.2, below; and (v) within five (5) business days after Sublessor's receipt of written request from Sublessee, Sublessor shall deliver notice to Master Lessor exercising Sublessor's right to terminate the Master Lease or to abate any rent which is subject to abatement under the Master Lease by reason of damage, destruction and condemnation. Absent such written notice from Sublessee, Sublessor shall not exercise any of its rights to terminate by reason of casualty or condemnation. Except as provided in
Section 18.2, below, Sublessor shall have no obligation or responsibility to enforce its rights to so terminate the Master Lease, to abate Rent, or to enforce any rights or obligations (including enforcement of Master Lessor's obligations to rebuild), and shall in no event be required to make a claim against or file a suit against Master Lessor should Master Lessor refuse to terminate the Master Lease or abate Rent. As further described in Section 18.2, below, Sublessee may bring an action in Sublessor's name against Master Lessor to enforce any such rights, provided that Sublessor shall have no expense or cost in connection therewith, and Sublessee shall indemnify, defend and hold Sublessor harmless from and against any and all claims, actions, expenses, costs, liabilities, or demands which arise from or are in any way connected with any action or claim against Master Lessor for refusal to terminate the Master Lease or abate Rent in connection with a casualty or condemnation. Sublessor shall deliver to Sublessee any written notices from Master Lessor under Sections 28 or 30 of the Master Lease within three (3) days of receipt.

           4.6 Use: Sublessee may use the Premises only for those uses permitted under the Master Lease, and in no event for any use prohibited or restricted by the Master Lease or by law. Sublessee shall not commit or permit to be committed on the Premises any act or omissions which shall violate any term or condition of the Master Lease. Notwithstanding the foregoing, and so long as permitted under the Master Lease, Sublessor expressly consents to the occupancy of a portion of the Premises by Imedia Semiconductor Corporation, a Delaware corporation ("Imedia"), a wholly owned subsidiary of Sublessee so long as such occupancy is in accordance with the terms of this Sublease, and only so long as Imedia remains a majority owned subsidiary of Sublessee. Sublessee shall be fully responsible to Sublessor for any breach of this Sublease or the Master Lease by Imedia, as if such breach were committed by Sublessee.

        5. Right to Cure Defaults:

           5.1 Sublessor's Rights: If Sublessee fails to pay any sum of money due hereunder to Sublessor, or fails to perform any other act on its part to be performed hereunder, then Sublessor may, but shall not be obligated to, after passage of any applicable notice and cure periods, make such payment or perform such act. All such sums paid, and all reasonable costs and expenses of performing any such act, shall be deemed Rent payable by Sublessee to Sublessor upon demand, together with interest thereon at the rate specified in Section 46D of the Master Lease ("Interest Rate"), from the date of the expenditure until repaid.

           5.2 Sublessee's Rights: Except in the case of emergency, in which case no notice shall be required, if Sublessor fails to perform any act on its part to be performed by Sublessor hereunder, then Sublessee may, but shall not be obligated to, after ten (10) business days following the date of Sublessee's written notice to Sublessor identifying the failure, and subject to the terms of the Master Lease, perform such act. All such sums paid, and all reasonable costs and expenses of performing any such act, shall be payable promptly by Sublessor to Sublessee, together with interest thereon at the Interest Rate from the date of the expenditure until repaid.

        6. Maintenance: Allocation of Cost With Adjacent Building:

           6.1 Maintenance: Under Section 11A of the Master Lease, Sublessor Is required to have in place certain service contracts and to perform certain maintenance, repair And replacement of the roof, landscaping, HAVC systems, elevator and parking areas (which Service contracts and maintenance are collectively called, the "Maintenance"). During the Term Of this Sublease, Sublessor shall continue to perform the Maintenance, and shall retain the services of Cushman & Wakefield to manage and administer Sublessor's performance of the Maintenance. Sublessor's costs (without mark-up) in performing the Maintenance and in retaining Cushman & Wakefield during the Term of this Sublease shall be paid by Sublessee to Sublessor as Rent (in addition to Sublessee Additional Rent), shall be payable by Sublessee not more often than once per month, and within ten (10) business days after Sublessee's receipt of written billing from Sublessor. The cost of retaining Cushman & Wakefield shall not exceed $42,000 per year for 2002, and thereafter increases, if any, shall be no more than 3% per annum. At any time on 30 days' notice, Sublessee may require that Sublessor change the property manager. Sublessor shall not make any capital replacements in connection with the performance of the Maintenance which cost in excess of $25,000 without the prior written consent of Sublessee, which consent shall not be unreasonably withheld. If Sublessee does not reject a proposed capital replacement in writing within ten (10) business days of receipt of Sublessor's proposed expenditure, then Sublessee shall be deemed to have consented. The manager shall deliver to both the Suplessor and Sublessee monthly reports regarding the Maintenance. The provisions of this Section 6 shall in no way limit Sublessee's obligations to maintain, repair or replace all or any portions of the Premises to the extent required under this Sublease. To the extent that Master Lessor is performing all or any part of the Maintenance, then Sublessor shall not be required to do so for so long as the Master Lessor continues such Maintenance. When Master Lesser is performing all or any part of the Maintenance, Sublessee shall pay as Rent the costs thereof which are billed to Sublessor.

           6.2 Adjacent Building: Sublessee acknowledges that Master Lessor has built a second building in the Project. Under Section 11C of the Master Lease, shared maintenance costs between the second building and the Premises are allocated by the mutual agreement of Master Lessor and Sublessor; provided that from and after the date hereof, Sublessor shall not voluntarily agree to any changes to the allocation of such maintenance costs without the prior written consent of Sublessee. All such maintenance costs allocated to the Premises are to be included in Sublessee Additional Rent.

        7. Broker: Sublessor and Sublessee each represent to the other that they have dealt with no real estate brokers other than Cornish & Carey (representing Sublessee) and Cushman & Wakefield of California, Inc. (representing Sublessor). Each party agrees to indemnify, defend, and hold the other party harmless from and against all claims or brokerage commissions, finder's fees or other compensation made by any agent, broker, salesman or finder other than Cornish & Carey and Cushman & Wakefield. as a consequence of said party's actions or dealings with such other agent, broker, salesman, or finder. Pursuant to the terms and conditions of a separate agreement, Sublessor shall pay in full its brokerage commission to Cushman & Wakefield of California, Inc. in connection with this Sublease. Sublessor agrees to indemnify, defend and hold Sublessee harmless from and against all claims for a commission by Cushman & Wakefield in connection with this Sublease. Cushman & Wakefield shall pay a portion of the commission to Cornish & Carey under a separate agreement between them, and neither party hereunder shall be responsible to pay any commission to Cornish & Carey.

        8. Representations and Warranties:

           8.1 By Sublessor: As of the Execution Date, Sublessor represents and warrants to Sublessee that: (a) the copy of the Master Lease which is attached hereto as Exhibit A is a true, correct and complete copy thereof; (b) the Master Lease is in full force and effect and constitutes the entire agreement of Master Lessor and Sublessor relating to the lease of the Premises; (c) Sublessor has received no written notice that there currently exists any event of default under the Master Lease or that there currently exists an event which would constitute an event of default under the Master Lease but for the giving of any required notice and passage of any applicable grace or cure period; (d) the person or persons executing this Sublease for Sublessor are fully authorized to so act and no other action is required to bind Sublessor to this Sublease; (e) Sublessor has the right and power to execute and deliver this Sublease and to perform its obligations hereunder, subject only to Master Lessor's consent and the provisions of the Master Lease; (f) Sublessor is duly organized and in good standing in its state of formation and is authorized to conduct business in the state where the Premises are located; (g) Sublessor holds the entire tenant's interest in the Premises under the Master Lease free and clear of any liens, claims, mortgages, charges or encumbrances, subleases and occupancies of the Premises which were created by or for Sublessor, other than matters to which the tenancy of Sublessor, as tenant, under the Master Lease, is or may be subordinate, and other than matters of public record; (h) Sublessor has not caused the presence, use, generation, release, discharge, storage, disposal or transportation of any Hazardous Material at the Premises in violation of the Master Lease; (i) Sublessor has received no uncured notice that it is not current on all of its payments under the Master Lease; and 0) VeriFone, Inc. duly assigned its rights and obligations under the Master Lease and Sublessor duly assumed such rights and obligations under the Master Lease, pursuant to an agreement that was valid and binding on Sublessor.

           8.2 By Sublessee: Sublessee represents and warrants to Sublessor as of the Execution Date that: (a) Sublessee has read and reviewed the provisions of the attached. Master Lease; (b) Sublessee has the right and power to execute and deliver this Sublease and, subject to receipt of the BOD Consent (as defined below) to perform its obligations hereunder; (c) the person or persons executing this Sublease for Sublessee are fully authorized to so act and no other action is required to bind Sublessee to this Sublease; and (d) Sublessee is duly organized and in good standing in its state of formation and is authorized to conduct business in the state where the Premises are located.

           8.3 Survival: New Information: Sublessor's and Sublessee's representations and warranties in this Section 8 shall be true and correct as of the Execution Date, and shall survive for a period of twelve (12) months after the expiration of the Term of this Sublease, or any earlier termination hereof.

If prior to the Commencement Date, information or notices come to the attention of Sublessor or Sublessee such that anyone or more of the representations or warranties contained in Section 8 could not be made as of the Commencement Date, each shall notify the other of such information (the "New Information"). Upon receiving the New Information, the recipient shall have the right to terminate this Agreement within ten (10) business days after receipt of the New Information by delivering written notice of same to the other. Failure to so deliver such notice shall be deemed a waiver of such recipient's right to so terminate, and this Sublease and the relevant representation or warranty shall be deemed to be amended in accordance with the New Information. Neither party shall be in breach of this Sublease or any of its warranties as a result of any New Information, and neither party shall have any liability to the other or otherwise for such New Information, or for any termination of this Sublease as a result thereof.

        9. Possession: Sublessor shall use its good-faith efforts to deliver possession of the Premises to Sublessee (subject to Sublessor's right to enter the Premises until June 1, 2002, to perform the work described on Exhibit C, as described in Section 2.3, above) within three (3) business days after the satisfaction of both of the conditions precedent contained in Section 10, below. If Sublessor is unable to deliver possession on or before the~ third business day after satisfaction of said conditions, then this Sublease shall terminate, and shall be of no force or effect, and neither party shall have liability to the other by reason of the failure to deliver possession. On such termination, Sublessor shall promptly return to Sublessee any payments made to Sublessor prior to the termination, including, but not limited to, first month's rent and the Letter of Credit (as defined below).

        10. Condition Precedent: This Sublease and Sublessor's and Sublessee's obligations hereunder are conditioned upon and subject to receipt of: (a) the written consent of Master Lessor to this Sublease on or before April 15, 2002, in a form reasonably acceptable to both Sublessor and Sublessee; and (b) Sublessee obtaining approval of this Sublease by Sublessee's Board of Directors on or before April 15, 2002 (the "BOD Consent"). If such consents of Master Lessor and Sublessee's Board of Directors are not obtained on or before April 15, 2002, this Sublease shall be void and of no force or effect, and neither the Sublessor nor Sublessee shall have any rights or obligations hereunder. Sublessor shall have no obligation to take any action (other than delivery of this Sublease to Master Lessor for. consent) or to expend any sums in order to obtain Master Lessor's consent (other than the fees permitted to Master Lessor under the Master Lease for its review and consent to this Sublease), and shall have no liability for failure of Master Lessor to provide consent. Sublessee shall provide such financial or other information as may be reasonably requested by Master Lessor in connection with Master Lessor's consideration of this Sublease for its consent.

        11. Delivery of Premises/ As-Is:

            11.1 No Warranties: Except as provided in Section 8.1(h), above and in Section 11.2, below, Sublessor has made no representations or warranties of any kind, whether express or implied, as to the condition of the Premises, the Building, the Equipment (as defined in Section 14, below) or any other property, or the suitability of the Premises, the Building, or the Equipment or any other property tor Sublessee's activities. Sublessee acknowledges that prior to signing this Sublease, it has had the opportunity to inspect and research the Building, the Premises, and the Equipment and to contact the Master Lessor in order to independently satisfy itself as to the condition of same, including without limitation, the presence or absence of Hazardous Materials, provided however, except as set forth in
Section 8.3, above, under no circumstances shall Sublessee's opportunity to or actual inspections of the Building, the Premises and Equipment negate, vitiate, modify or limit Sublessor's or Sublessee's representations or indemnification obligations set forth in this Sublease. Except as specifically provided in
Section 11.2, below, and except for any Changes listed on Exhibit C attached hereto which are to be removed by Sublessor under Section 11.3, below, and for any work listed on Exhibit C, as between Sublessor and Sublessee, Sublessee enters and agrees to use the Premises and the Equipment at its own risk, "as is", and subject to any defects (whether patent or latent, known or unknown). Except as expressly set forth in Section 8.1, above, and except for any third party warranties which may be assigned to Sublessee under Section 11.5, below, Sublessee waives and disclaims all warranties with respect to the Premises and the Building, and the Equipment, whether express or implied, and assumes the risk that its inspections of the Premises and inquiry of the Master Lessor did not reveal adverse or unexpected conditions. As used in this Sublease, the term "Hazardous Materials" or "Hazardous Substances" means any and all substances, chemicals, wastes, sewage, materials or emissions which are now or hereafter regulated, controlled, prohibited or otherwise affected by any local, state or federal statute, ordinance, code, rule, regulation, order, decree, permit or other law now or hereafter in effect including, without limitation, (a) any substance defined as a "hazardous substance", "hazardous material", "hazardous waste", "toxic substance", or "air pollutant" in the Comprehensive Environmental Response, Compensation and Liability Act, as amended ("CERCLA"), 42 U.S.C.
Section 9601, et seq., the Hazardous Materials Transportation Act, 49
U.S.C. Section 1801, et seq., as amended, the Resource Conservation and Recovery ..Act, as amended ("RCRA"), 42 U.S.C. Section

6901, et seq., the Federal Water Pollution Control Act, as amended, 33 U.S.C.
Section 1251, et seq., or the Clean Air Act, as amended, 42 U.S.C. Section 7401, et seq.; and (b) any substance the presence of which on any part of the Premises, the Building, the Equipment, or any other property causes or threatens to cause a nuisance upon any part of the Premises, the Building, the Equipment, or any other property or to adjacent properties or poses or threatens to pose a hazard to the health or safety of human beings.

            11.2 Building Systems: The heating, ventilating and air conditioning, mechanical, elevator, plumbing, and electrical systems (collectively, the "Building Systems") located in the Premises shall be delivered to Sublessee in good working condition on the earlier of the Early Occupancy Date or the Commencement Date, provided however, that Sublessor shall be responsible and liable for any damage caused to the Building Systems caused by Sublessor, its employees, agents, contractors, and invitees during the period required for Sublessor to complete the work listed on Exhibit "C", and Sublessee shall be responsible and liable for the Building Systems as set forth in this Sublease.

            11.3 Changes: Pursuant to Section 8 of the Master Lease, the Premises may be required to be restored to the condition in which it existed as of the commencement date of the Master Lease. Attached hereto as Exhibit "D" is a list of the changes (collectively, the "Changes") that are currently known to have been made to the Premises since the Master Lease commencement date. Sublessee shall be responsible for surrendering the Premises to Sublessor on expiration or termination of this Sublease in the condition required under the Master Lease, except that Sublessor shall be responsible for removing those Changes which are listed on Exhibit "C", and except that Sublessor shall be responsible for the cost of Errors to the extent provided in this Section 11.3, below. Sublessee shall be responsible for removing and restoring all of the Changes except for those listed on Exhibit "C", and except for the cost of Errors over the aggregate amount of $25,000 as provided in this Section 11.3, below. Notwithstanding anything to the contrary contained herein, if after the Commencement Date it is determined that there were Changes in addition to or different from those listed on Exhibit "D", or if any of the Changes were constructed in violation of laws (collectively, the "Errors"), then to the extent that the aggregate additional costs of removal and restoration of the Errors exceeds $25,000, Sublessor shall be responsible, at Sublessor's election, to restore the Errors on surrender of the Sublease, or to pay to Sublessee on surrender of this Sublease the reasonable costs associated with any restoration of the Premises due to such Errors. Sublessor's obligations with respect to the Errors, and Sublessee's obligations to restore the Premises as required by this Sublease shall survive the termination or expiration of this Sublease.

           11.4 Hazardous Materials Disclosure: Sublessee acknowledges that it has received a copy of the Phase I Environmental Assessment Report for the Premises prepared by E2C, Inc., dated March 2, 1996. Sublessee and its experts have had ample opportunity to review the report and Sublessee has satisfied itself as to the environmental conditions of the Premises and the Building and the suitability of such conditions for Sublessee's use. Notwithstanding anything to the contrary contained herein, and except as provided in Section 8.3, above, the terms of this Section 11.4 shall not negate, vitiate, modify or limit in any way Sublessor's representation in Section 8.1 (h), above, or the indemnification responsibility of Sublessor under Section 19.1, below.

           11.5 Assignment of Warranties: If Sublessor holds any written third party warranties ( other than from Master Lessor) regarding the Premises or the Equipment, then Sublessor shall assign them, without recourse or warranty, to the extent permitted by law or the warranty, to Sublessee, provided that no such assignment shall deprive Sublessor of the right to also enforce the warranty.

        12. Letter of Credit: On or before the Commencement Date, to secure Sublessee's performance under this Sublease, Sublessee shall deliver to Sublessor an irrevocable, clean, unconditional sight letter of credit (the "Letter of Credit") in favor of Sublessor as beneficiary, in the amount of Three Hundred Seventeen Thousand One Hundred Seventy-One Dollars and Twenty-Five Cents ($317, 171.25). The Letter of Credit shall be issued by an FDIC insured bank of national standing which is federally insured, which is approved in advance in writing by Sublessor, and which has an office where presentation and payment can be made in either San Mateo or Santa Clara County, California. The Letter of
Credit: (i) shall have an expiration date of no earlier than April 1, 2003 (and the final Letter of Credit or renewal of Letter of Credit shall expire no earlier than December 9,2009); (ii) shall contain no conditions for payment other than presentation of the Letter of Credit by Sublessor at the issuing bank's office in San Francisco, California, together with a statement from Sublessor and the amount to be drawn stating that either (1) Sublessee is in default under this Sublease, or (2) the Letter of Credit expires in 30 days or less and has not been renewed; (iii) shall be automatically renewed for successive one year periods unless, at least thirty (30) days prior to any such date of expiration, the issuing bank gives written notice to Sublessor that the Letter of Credit will not be renewed, in which case the Sublessor shall have the right to draw on the Letter of Credit in full; and (iv) shall permit partial draws. If Sublessee does not deliver the Letter of Credit to Sublessor on or before the Commencement Date (or prior to early occupancy under Section 2.3, above), this Sublease shall be null and void and Sublessee shall have no right to occupy the Premises. Sublessor shall have the right to draw on the Letter of Credit: (a) on the occurrence of any default of Sublessee under this Sublease; or (b) if the Letter of Credit is not renewed, and there are less than thirty (30) days remaining before its expiration. In the event of a draw resulting from a Sublessee default, Sublessor shall have the right to draw all or any portion of the Letter of Credit, and shall have the right, but not the obligation, to apply any sums so drawn to cure any Sublessee default and pay itself any damages arising from any Sublessee default and to apply amounts drawn to any present or future amounts due under this Sublease. In the event of a draw by reason of imminent expiration of the Letter of Credit, Sublessor shall have the right to draw the full amount of the Letter of Credit, and to apply the amounts drawn to any present or future amounts due under this Sublease. The amounts drawn, to the extent not applied to defaults, shall be promptly returned to Sublessee upon Sublessee's delivery to Sublessor of a Letter of Credit meeting the requirements of this Section 12, which Letter of Credit shall not expire until the earlier of (1) one (I) year from the date of delivery to Sublessor; or (2) forty (40) days after the Expiration Date. If Sublessor is holding any amounts drawn under a Letter of Credit on expiration or termination of this Sublease, Sublessor shall return to Sublessee all amounts remaining after cure of all defaults under this Sublease in compliance with applicable laws.

        13. Assignment or Subletting Consideration:

            13.1 Master Lessor Approval: In addition to the portions to Section 29 of the Master Lease which are incorporated herein, any assignment, sublease, hypothecation, transfer or permission for a third party to use all or any portion of the Premises is subject to

Master Lessor's consent and to Master Lessor's right to terminate the Master Lease as to the portion (or all) of the Premises subject to such request, all as provided in Section 29 of the Master Lease. If Master Lessor terminates the Master Lease as to the portion (or all) of the Premises in connection with a request to sublease or assign, then this Sublease shall terminate in like manner, concurrent with the Master Lease termination. If Master Lessor withholds its consent to a sublease, assignment or other transfer, then the sublease, assignment or other transfer shall not be permitted, and Sublessor shall have no liability or responsibility for Master Lessor's refusal to consent. No assignment or subletting shall relieve Sublessee of any obligation under this Sublease. Any assignment or subletting which conflicts with the provisions of this Sublease or of the Master Lease shall be void.

           13.2 Bonus Rent: In connection with any sublease or assignment, Sublessee shall pay to Sublessor any and all amounts due to or claimed due by Master Lessor under Section 29B of the Master Lease as and when due under the Master Lease. Sublessee shall provide to Sublessor any and all information regarding the sublease or assignment which is necessary or desirable to determine the amounts due to Master Lessor under Section 29B.

           13.3 Effect of Default: In the event of Sublessee's default (beyond any applicable notice and cure periods), Sublessee hereby assigns all rents due from any assignment or subletting to Sublessor as security for performance of its obligations under this Sublease and Sublessor may collect such rents at any time after default without requiring any written notice from Sublessee. The termination of this Sublease due to Sublessee's default shall not automatically terminate any assignment or sublease then in existence; at the election of Sublessor, such assignment or sublease shall survive the termination of this Sublease and, upon such election, the assignee or subtenant shall attorn to Sublessor and Sublessor shall undertake the obligations of the Sublessee under the sublease or assignment; provided the Sublessor shall not be liable for prepaid rent, security deposits or other defaults of the Sublessee to the subtenant or assignee, or any acts or omissions of Sublessee, its agents, employees, contractors or invitees.

        14. Furniture: Equipment: The Premises shall be delivered to Sublessee with the property and equipment listed on Exhibit B attached hereto (together, the "Equipment"). On the Commencement Date, Sublessor shall transfer all of its right, title and interest in the Equipment, free and clear of all liens and encumbrances, to Sublessee under the Bill of Sale attached hereto as Exhibit "B-1." Sublessee acknowledges that: (1) the Equipment is transferred to Sublessee on an "as-is" basis, as provided in Section 11, above; (2) that Sublessor shall have no obligation to repair or replace the Equipment; (3) it shall be Sublessee's sole responsibility and obligation to maintain repair and replace the Equipment; and (4) the Equipment does not include any software for operation of the security system, whether or not software is necessary to operate it, and Sublessee shall be solely responsible for paying for any software costs or licensing fees for software to be used in connection with the security system. On expiration of the Term of this Sublease or on any other termination hereof, Sublessee shall be solely responsible for removal of all Equipment from the Premises and restoration in connection therewith in accordance with the terms of the Master Lease.

        15. Holding Over: Any holding over after the termination or Expiration Date with Sublessor's consent, shall be construed to be a tenancy at sufferance, terminable at will by Sublessor, and Sublessee shall pay Base Monthly Rent to Sublessor at a rate equal to one hundred thirty-three percent (133%) of the Base Monthly Rent due in the month preceding the termination or Expiration Date plus all other amounts payable by Sublessee under this Sublease. Any holding over shall otherwise be on the terms and conditions herein specified. Sublessee shall indemnify, defend, and hold Sublessor harmless from all loss or liability (including, without limitation, any loss or liability resulted from any claim against Sublessor made by any succeeding tenant or by Master Lessor) resulting from Sublessee's failure to timely surrender the Premises to Sublessor and losses to Sublessor or Master Lessor due to lost opportunities to lease the Premises to succeeding tenants.

        16. Surrender: At the end of the Sublease Term, or on any termination of this Sublease, Sublessee shall be required to surrender the Premises to Sublessor, at Sublessee's sole cost in the same configuration and same condition. as is required under the Master Lease, including without limitation,
Section 8 thereof, provided that Sublessor shall remove the Changes listed on Exhibit "C", and Sublessor shall be responsible for removing, or for paying the cost of removing any Errors in accordance with Section 11.3, above. Without limiting the foregoing, it is understood and agreed by Sublessor and Sublessee that if any Alterations or improvements (irrespective of whether installed before or after the Commencement Date of this Sublease) are required by Master Lessor to be removed or if any conditions are required by Master Lessor to be restored in order to return the Premises to its condition as of the commencement date of the Master Lease (including without limitation, restoration of the 29 private offices, and the reversal of all of the Changes listed on Exhibit D attached hereto except for those listed on Exhibit C and except for Errors), then all such responsibility and cost shall be born by Sublessee. Sublessee may be relieved of-any of the foregoing surrender requirements only by way of a release by Master Lessor of all Sublessor's obligations under the Master

Lease regarding condition of the Premises on surrender, in form and substance reasonably acceptable to Sublessor.

        17. Parking: Sublessee shall have the right to such parking privileges as are held by Sublessor under the Master Lease. In this regard, Sublessee acknowledges: (1) that it has reviewed the Declaration of Reciprocal Easement ( dated October 10, 1997, recorded October 23, 1997 as Instrument Number 13905495, Official Records Santa Clara County) and the amendment thereto (recorded December 29, 1999 as Instrument Number 15104394, Official Records Santa Clara County), and agrees that its subtenancy under this Sublease is subject to the terms and conditions of said instruments; and (2) pursuant to the March 22, 2002 letter from Master Lessor, that there are no longer 480 on-grade parking spaces available to Sublessor under the Master Lease, that 38 exclusive spaces for Sublessor are now located in the parking garage adjacent to the building currently occupied by Brio, and that the tenant of the building currently occupied by Brio has the right to use 27 exclusive parking spaces in the on-grade parking area.

        18. Covenant to Perform Under the Master Lease:

            18.1 Sublessor covenants that so long as Sublessee is not in default under this Sublease beyond any applicable notice and cure period, Sublessor shall pay, as when due, all sums due and payable under the Master Lease and shall not otherwise cause a default under the Master Lease.

            18.2 At the request of Sublessee, Sublessor shall reasonably cooperate with Sublessee in enforcing any of the rights of the tenant under the Master Lease or of the obligations of Master Lessor under the Master Lease (irrespective of whether or not the relevant portions of the Master Lease are incorporated in this Sublease), provided that Sublessor's cooperation shall be at no cost or expense to Sublessor, and further provided that Sublessor shall have no liability or responsibility whatsoever for failure to enforce such rights or obligations, for failure of Master Lessor to fulfill its obligations under the Master Lease or to initiate any enforcement action or activity. Sublessee may bring an action in Sublessor's name against Master Lessor to enforce any such rights, provided that Sublessor shall have no expense or cost in connection therewith, and Sublessee shall indemnify, defend and hold Sublessor harmless from and against any and all claims, actions, expenses, liabilities, costs or demands which arise from or are in any way connected with any such action or claim brought in Sublessor's name against Master Lessor. In addition to or as an alternative to such an action, Sublessee may approach the Master Lessor face to face, by telephone, or by delivery of notices or demands directly.

            18.3 Sublessee covenants that it will not in any way cause any default under the Master Lease.

            18.4 Sublessor covenants that it shall not amend, modify or change the Master Lease (unless required to do so under the Master Lease) or terminate the Master Lease without the prior written consent of Sublessee.

            18.5 Sublessee covenants that it understands and agrees that this Sublease is at all time subordinate and subject to the terms of the Master Lease, and that it has reviewed the entire Master Lease which is attached hereto.

            18.6 Sublessor covenants not to pledge or otherwise use its interest in this Sublease as collateral for any obligation.

        19. Indemnity:

            19.1 Sublessor Indemnity: Sublessor shall indemnify, defend and hold Sublessee harmless from and against any and all claims, actions, expenses, costs, or demands which arise from or are in any way connected with (a) any misrepresentations by Sublessor in Section 8.1 of this Sublease; (b) Sublessor's negligent or willful misconduct on or about the Premises from the commencement date of the Master Lease until the termination or expiration of this Sublease;
(c) any breach by Sublessor of its covenant contained in Section 18.1, above;
(d) Sublessor's breach of this Sublease; or (e) any injury to any person in or about the Premises which occurred after the commencement date of the Master Lease, and before the Commencement Date or, the Early Occupancy Date, if applicable (provided that liability for any injury to any person in or about the Premises between the Early Occupancy Date and the Commencement Date shall be equitably proportioned between Sublessor and Sublessee).

            19.2 Sublessee Indemnity: Sublessee shall indemnify, defend and hold Sublessor harmless from and against any and all claims, actions, expenses, costs, or demands which arise from or are in any way connected with (a) any act or omission of Sublessee, its employees, officers, directors, invitees or permittees which in any way violates any term or provision of this Sublease or the Master Lease (including without limitation the placement of Hazardous Materials by Sublessee at the Premises in violation of the Master Lease); (b) any misrepresentation by Sublessee in Section 8.2 of this Sublease; (c) any breach by Sublessee of its covenant contained in Section 18.3, above; or (d) any injury to any person in or about the

Premises which occurs after the Commencement Date (provided that liability for any injury to any person in or about the Premises between the Early Occupancy Date and the Commencement Date shall be equitably proportioned between Sublessor and Sublessee).

        20. Quiet Enjoyment: Subject to the terms and conditions of the Master Lease, upon Sublessee's faithful and timely performance of all of the terms and covenants of this Sublease, Sublessee shall quietly have and hold the Premises for the Term of this Sublease on the terms and conditions contained in this Sublease.

        21. Transfer of Sublessor's Interest: Sublessor agrees that it shall remain liable under this Sublease irrespective of the transfer (including, but not limited to a sale or assignment) of all or any of its interest hereunder.

        22. Miscellaneous:

            22.1 Notice from Master Lessor: Sublessor and Sublessee shall each promptly deliver to the other copies of any notices or documents (including, without limitation, any bills or invoices from Master Lessor for the payment of Sublessee Additional Rent) received by them from Master Lessor or any other person or entity relating to the Premises. Other than the payment of Base Rent, and other than as a result of Sublessee's default under this Sublease or its violation of any term or provision of the Master Lease, Sublessee shall not be responsible for the payment of any other sums due Master Lessor unless and until Sublessor or Master Lessor has provided Sublessee notice of such sums being due and payable.

            22.2 Entire Sublease; Amendment: This Sublease (which includes all exhibits hereto) embodies the entire Sublease and understanding between the parties relating to the subject matter hereof, and all prior negotiations, agreements and understandings, oral or written, are hereby revoked, cancelled and rescinded and are all merged herein and superseded hereby. Any amendment to this Sublease, including, without limitation, any oral modification supported by new consideration, must be reduced to writing and signed by both parties in order to be effective.

            22.3 Counterparts: Waiver: This Sublease may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument. Any waiver of the performance of any covenant, condition or promise by either party, in order to be effective, must be in a writing signed by the party who has allegedly waived the covenant, condition or promise in question.

            22.4 Severability: Should any part, term or provision of this Sublease or any document required herein to be executed or delivered be declared invalid, void or unenforceable, all remaining parts, terms and provisions hereof shall remain in full force and effect and shall in no way be invalidated, impaired or affected thereby.

            22.5 Interpretation: The neuter gender includes the feminine and masculine, and vice-versa, and the singular number includes the plural. The word "person" includes, in addition to any natural person, a corporation, partnership, firm, trust, association, governmental body or other entity. Whether expressly stated or not in this Sublease, any indemnification, release, waiver, hold harmless, covenant to protect or covenant to defend made in this Sublease by one party in favor of the other party shall benefit not only such other party but each and all of its officers, directors, agents, employees, successors and assigns. The captions of the sections of this Sublease are for convenience and reference only, and the words contained therein shall in no way be held to explain, modify, or aid in the interpretation, construction or meaning of the provisions of this Sublease.

            22.6 Attorneys' Fees: In the event that any suit in law or equity, arbitration or other formal proceeding is instituted by either party to enforce or interpret any part of this Sublease, or to recover damages for breach thereof, the prevailing party shall be entitled to recover costs of suit incurred therein, and to also recover as an element of such coots (or as damages, only if not allowed as costs), a reasonable attorney fee to be fixed by the presiding tribunal. A party not entitled to recover costs shall not recover attorney fees. No sum of attorney fees shall be included in any computation of the amount of judgment or award for purposes of determining whether a party is entitled to recover costs of attorney fees.

            22.7 Construction: The parties hereto agree that each party and its counselor advisor have reviewed and revised this Sublease and that any rule of-construction to the effect that ambiguities are to be resolved against the drafting party shall not apply in the interpretation of this Sublease or any amendments or exhibits hereto.

            22.8 Notice: Any notice, demand, request, consent, approval, or communication that either party desires or is required IO give to the other party or any other person shall be in writing and served personally, sent by certified first-class mail, return receipt requested or sent by a commercial overnight courier service (e.g. FedEx). Any notice, demand, request, consent, approval or communication that either party desires or is required to give to the other party shall be addressed to the other party at the address set forth below:

               If to Sublessee:

Terayon Communication Systems, Inc.
4988 Great America Parkway
Santa Clara, CA 95054
Attn: Facilities Department


               With a copy to:

Terayon Communication Systems, Inc.
4988 Great America Parkway
Santa Clara, CA 95054
Attn: Legal Department


If to Sublessor:


Hewlett-Packard Company
1501 Page Mill Road
MS 1001
Palo Alto, CA 94304
Attn: Arthur Schultz

With a copy to:

Richard Ingwers
Cushman & Wakefield
One Maritime Plaza
Suite 900
San Francisco, California 94111

Either party may change its address by notifying the other party of the change of~address. Notices shall be effective when received or refused, as evidenced by return receipt or courier's receipt slip.

            22.9 Limitation of Liability: No personal liability or personal responsibility is assumed by, or shall at any time be asserted or enforceable against, Sublessor's or Sublessee's respective directors, officers, employees, consultants or advisors on account of this Sublease or on account of any covenant, undertaking or agreement of Sublessor or Sublessee contained in this Sublease.

            22.10 Consent of Master Lessor: Whenever the Master Lease requires the consent of Master Lessor, Sublessor shall use its reasonable efforts to assist Sublessee in obtaining Master Lessor's consent (provided that all such assistance shall be at no cost, expense or liability to Sublessor, provided that Sublessor shall pay the $1,000 fee to Master Lessor regarding the approval of this Sublease).

            22.11 Signage: Provided that Master Lessor has provided its consent, and provided that all signs comply with all applicable laws, Sublessee shall have the right to place signs at the Premises in accordance with Section 20 of the Master Lease, as modified herein.

            22.12 Owner's Policy: In the event Sublessor is entitled to any proceeds arising from the Owner's Policy during the Term of this Sublease, such proceeds shall be divided equally between Sublessor and Sublessee, provided that to the extent any proceeds are reimbursement of expenses, such proceeds shall be retained by the party incurring the expense.

            22.13 Conflict: In the event of any conflict between the terms and conditions of this Sublease and the Master Lease, then as between Sublessor and Sublessee the terms and conditions of this Sublease shall control.


        IN WITNESS WHEREOF, the parties have executed this Sublease as of the day and year first above written.



SUBLESSEE:                         TERAYON COMMUNICATIONS SYSTEMS, INC.,

                                   a Delaware corporation

                                   By:

SUBLESSOR:                                    HEWLETT PACKARD COMPANY,
                                              a Delaware corporation



                                              BY:______________________________
                                                 ______________________________
                                                 ______________________________